UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Kathy Hibbs, a named executive officer of 23andMe Holding Co. (the “Company”), will retire and cease to serve as the Company’s Chief Administrative Officer (the “Retirement”) effective as of May 24, 2024 (the “Retirement Date”).

In connection with the Retirement, on May 23, 2024, the Company entered into a Consulting Agreement and Statement of Work #1 thereunder with Ms. Hibbs (together, the “Consulting Agreement”). Pursuant to the Consulting Agreement, Ms. Hibbs will provide general advisory services to the Company to support the transition of legal and regulatory related work (the “Advisory Services”). During the Term (as defined below) of the Consulting Agreement, Ms. Hibbs is anticipated to provide a maximum of ten hours of Advisory Services to the Company a month and will be compensated at an hourly rate of $750 (rounded to the nearest quarter hour as billed). Additionally, Ms. Hibbs is entitled to reimbursement for out-of-pocket and reasonable expenses, provided that such expenses are pre-approved by the Company.

The Consulting Agreement clarifies that equity awards that were previously granted to Ms. Hibbs in connection with her prior employment with the Company that remained outstanding and unvested as of the Retirement Date will not continue to vest as a result of Ms. Hibbs’ and the Company’s entry into the Consulting Agreement or Ms. Hibbs’ status as a consultant of the Company.

The Consulting Agreement contains customary provisions and restrictive covenants, including provisions related to proprietary information, intellectual property, confidentiality, and non-solicitation. Unless terminated earlier in accordance with its terms, the Consulting Agreement is effective as of May 28, 2024 and will remain in effect until May 30, 2025 (the “Term”).

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement, dated as of May 23, 2024, by and between the Company and Kathy Hibbs.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

By:	/s/ Joseph Selsavage
Name: Joseph Selsavage
Title: Chief Financial and Accounting Officer

Dated: May 24, 2024